UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2003

FISCHER IMAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19386	36-2756787
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12300 North Grant Street		80241
Denver, CO		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 452-6800

No Change
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On June 11, 2003, Fischer Imaging Corporation issued a press release reporting that the Company continues its comprehensive analysis and restatement of prior years’ financial statements, and that it has received notice of a formal order of investigation and a subpoena from the Securities and Exchange Commission to produce records related to the Company’s financial statements for the years 2000, 2001 and the first three quarters of 2002.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.1	Press release dated June 11, 2003, “Fischer Imaging Providing Additional Information At The Request of SEC”

SIGNATURE

Pursuant to the requirements of  the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2003	FISCHER IMAGING CORPORATION

	By:	/s/ Stephen G. Burke
Stephen G. Burke
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release dated June 11, 2003, “Fischer Imaging Providing Additional Information At The Request of SEC”